UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 28, 2016

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Appointment of Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers

(c) Appointment of Certain Officers

On January 28, 2016, the Board of Directors (the Board) of Gilead Sciences, Inc. (the Company) appointed John C. Martin, Ph.D., Chairman and Chief Executive Officer, to serve as Executive Chairman effective March 10, 2016 (the Effective Date). The Board promoted John F. Milligan, Ph.D., from President and Chief Operating Officer to Chief Executive Officer effective as of the Effective Date.

(d) Election of New Director

On January 28, 2016, the Board elected Dr. Milligan to serve on the Board. Dr. Milligan will receive no additional compensation for his service on the Board.

(e) Compensation Arrangements of Certain Officers

2015 Bonuses and 2016 Base Salaries

On January 28, 2016, the Compensation Committee (the Committee) of the Board set the base salaries for the 2016 fiscal year for the Company’s named executive officers from the proxy statement filed in connection with the 2015 annual meeting of stockholders (the Executive Officers). The Committee also determined their bonus awards for the completed 2015 fiscal year based on their individual performance and the Company’s attained level of certain financial and non-financial objectives established for that year. The independent members of the Board ratified the 2015 bonus and 2016 base salary of John C. Martin, Ph.D., the Company’s Chairman and Chief Executive Officer. The 2015 bonuses and 2016 base salaries approved for the Executive Officers are as follows:

Name and Title	2015 Bonus	2016 Base Salary*
John C. Martin*	$4,038,525	$1,737,000
Chairman and Chief Executive Officer
John F. Milligan*	$1,800,000	$1,500,000
President and Chief Operating Officer
Norbert W. Bischofberger	$1,275,000	$1,050,000
Executive Vice President, Research and Development and Chief Scientific Officer
Gregg H. Alton	$1,134,750	$930,000
Executive Vice President, Corporate and Medical Affairs
Robin L. Washington	$1,084,494	$905,000
Executive Vice President and Chief Financial Officer

*	As noted above, Dr. Martin will assume the role of Executive Chairman and Dr. Milligan will be promoted to Chief Executive Officer as of March 10, 2016. 2016 Base Salary was set taking into account such appointments.

In connection with Dr. Martin’s appointment to Executive Chairman, his 2016 target bonus opportunity (as a percent of base salary) decreased from 155% to 100%, with the actual amount of his bonus for such year to be based solely on the Company’s performance.

In connection with Dr. Milligan’s promotion, his 2016 target bonus opportunity (as a percent of base salary) increased from 100% to 150%, with the actual amount of his bonus for such year to be based solely on the Company’s performance.

2016 Equity Awards

On January 28, 2016, the Committee granted equity awards with an effective date of February 1, 2016 to the Executive Officers with grant-date fair values as follows:

Name and Title	Stock Option Grant Date Fair Value*	Performance Share Grant Date Fair Value*
John C. Martin	$3,000,000	$3,000,000
John F. Milligan	$5,500,000	$5,500,000
Norbert W. Bischofberger	$2,000,000	$2,000,000
Gregg H. Alton	$1,750,000	$1,750,000
Robin L. Washington	$1,600,000	$1,600,000

*	The value of awards actually granted may differ due to rounding.

The number of shares actually granted are based on the fair value on the February 1, 2016 effective date. The independent members of the Board ratified the equity grants to Dr. Martin and Dr. Milligan. The options will be granted under the Company’s 2004 Equity Incentive Plan, as amended (the Plan), and will have an exercise price equal to the closing price of the Company’s common stock on February 1, 2016. The options will have a maximum term of ten years measured from such effective date. The performance share awards will be issued under the Plan and will have both a total shareholder return (TSR) tranche equal to 50% of the grant-date fair value of the award and a revenue tranche equal to the remaining 50% of such grant-date fair value and divided into three separate annual revenue subtranches. The TSR and revenue tranches of each award will be structured in substantially the same manner as the 2015 performance shares awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Robin L. Washington
Robin L. Washington Executive Vice President and Chief Financial Officer

Date: February 3, 2016